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                                                                    EXHIBIT 10.2
                         MILESTONE GLOBAL ADVISORS L.P.

               AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT


     THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP of Milestone Global Advisors L.P. (the "Partnership") is made as of June 28, 1996, by the sole general partner Milestone Fund Manager Inc., a Delaware corporation (the "Managing General Partner"), and the sole limited partner Milestone Investment Group Inc. (formerly Wharton Investment Group Inc.) (the "Initial Managing General Partner" or the "Limited Partner"). The Managing General Partner and the Limited Partner are referred to herein as the "Partners".

     WHEREAS, the Partnership was originally formed between the Initial Managing General Partner and VIK X, INC. (the "Initial Limited Partner"); and

     WHEREAS, the Initial Limited Partner withdrew from the Partnership pursuant to the terms and conditions contained in the original Limited Partnership Agreement between the Initial Managing General Partner and the Initial Limited Partner; and

     WHEREAS, concurrently therewith, the Initial Managing Partner and The Oxford Trust u/a/d 8/9/94 (the "Second Limited Partner") continued the Partnership and entered into an Amended and Restated Limited Partnership Agreement (the "Amended Agreement"); and

     WHEREAS, the Second Limited Partner is concurrently herewith assigning its interest in the Partnership to the Managing General Partner, as of the date hereof, in accordance with the terms and conditions contained in the Amended Agreement; and

     WHEREAS, the Partners desire that the Initial Managing Partner became the sole limited partner of the Partnership and that the Managing General Partner became the sole general partner of the Partnership; and

     WHEREAS, the Partners desire to continue the Partnership for the purposes set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and intending to be legally bound hereby, the Partners agree as follows:

                                   ARTICLE I
                        ESTABLISHMENT OF THE PARTNERSHIP

     1.1. Continuation of Partnership. The Partners do hereby agree to continue as a limited partnership under the provisions of the Delaware Revised Uniform Limited Partnership Act (the "Act") upon the terms and conditions set forth in this Agreement. Promptly following the execution hereof, the Managing General Partner, on behalf of the Partnership, shall execute or cause to be


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executed (i) a Certificate of Amendment to the Certificate of Limited
Partnership of the Partnership, and (ii) an Amended and Restated Certificate of Limited Partnership in accordance with the Act and all such other certificates and documents conforming thereto and shall do or cause to be done all such filings, recordings, publications and other acts as may be necessary, appropriate or advisable from time to time to comply with all requirements for the formation, operation and/or continuance of a limited partnership under the Act in all jurisdictions where the Partnership desires to conduct its business.

     1.2. Name. The name of the Partnership shall be "Milestone Global Advisors L.P." or such other name selected by the Managing General Partner and as may be acceptable to the appropriate recording officials of the State of Delaware.

     1.3 Purpose and Powers of the Partnership. The purpose of the Partnership shall be to serve, either alone or together with other persons or entities, mutually agreeable to the Managing General Partner, as an investor, sponsor, general partner or manager (or a combination of such) of investment accounts, investment partnerships and off-shore funds. In furtherance of the purpose of the Partnership, the Partnership shall have the power to do all things necessary or desirable in the conduct of its business to the fullest possible extent.

     1.4 Principal Place of Business and Address. The principal place of business of the Partnership shall be located at 90 Broad Street, Suite #820, New York, New York 10004, or at such other address or addresses as the Managing General Partner may designate by notice to all other Partners. The Partnership may maintain offices and other facilities from time to time at such locations, within or without the State of New York, as may be deemed necessary or advisable by the Managing General Partner.

     1.5 Term. The existence of the Partnership commenced on the date that the Partnership's Certificate of Limited Partnership was filed as provided in
Section 17-201 of the Act, and, unless sooner terminated or dissolved under the provisions of this Agreement or by operation of law, the Partnership shall terminate on December 31, 2030.

     1.6 Power of Attorney. Each Limited Partner, by the execution of this Agreement whether in counterpart, by separate instrument, by attorney-in-fact or otherwise, does hereby irrevocably constitute and appoint the Managing General Partner, with full power of substitution, his true and lawful attorney and agent with full power and authority in his name, place and stead, to file, prosecute, defend, settle or compromise any and all actions at law or suits in equity for or on behalf of the Partnership with respect to any claim, demand or liability asserted or threatened by or against the Partnership, and to make, execute, sign, acknowledge, swear, deliver, record and file on each Limited Partner's behalf (a) all certificates and other instruments (including, without limitation, all counterparts of this Agreement, all amendments hereto, the Partnership's Certificate of Limited Partnership and all amendments thereto) which the Managing General Partner deems appropriate to qualify or continue the Partnership as a limited partnership in the jurisdictions in which the Partnership may conduct business or which may be required to be filed by the Partnership or any of the Partners


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under the laws of any jurisdiction; (b) all instruments which the Managing
General Partner deems appropriate to reflect a change in or modification of the Partnership in accordance with the terms of this Agreement; (c) all conveyances and other instruments which the Managing General Partner deems appropriate to reflect the dissolution and termination of the Partnership; (d) certificates of assumed name; (e) all certificates and instruments that may be appropriate to reflect (i) a change in the name or the location of the principal place of business of the Partnership, (ii) the disposition by a Partner of his interest in the Partnership or any part thereof, (iii) the substitution or addition of a person becoming a Partner of the Partnership, (iv) a distribution in reduction of the capital contribution of a Partner, and (v) a change in the capital of the Partnership; (f) such agreements, instruments and conveyances as the Managing General Partner may deem, from time to time, necessary or desirable for the promotion, conduct and development of the Partnership's business, including agreements with affiliates or third-parties to provide investment management services and brokerage services to the Partnership; (g) to obtain such licenses, registrations and authorizations as may be required by the laws, rules or regulations of any jurisdiction in which the Partnership conducts its business; and (h) to take any and all other actions necessary or desirable to effectuate the purposes of this Agreement.

     The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive the death, insanity, incompetency, legal incapacity, bankruptcy, insolvency or dissolution of any Limited Partner or the assignment by a Limited Partner of his interest in the Partnership. Each Limited Partner hereby agrees to be bound by any representation made by the Managing General Partner and by any successor(s) thereto acting in good faith pursuant to such Power of Attorney, and each Limited Partner hereby waives any and all defenses which may be available to contest, negate or disaffirm the actions of the Managing General Partner and any successor(s) thereto taken in good faith and in accordance with the terms of this Agreement and the Investment Agreement under such Power of Attorney.
In addition, each Limited Partner hereby agrees to execute and deliver to the Managing General Partner within five days after receipt of the Managing General Partner's request therefor, such other and further powers of attorney, and other instruments which the Managing General Partner deems necessary to comply with any laws, rules or regulations relating to the formation of the Partnership or the conduct of business by the Partnership. In the event of any conflict between this Agreement and any instruments filed by such attorney pursuant to the Power of Attorney granted in this Section 1.6, this Agreement shall control.


                                   ARTICLE II
                    CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

     2.1. Initial Capital Contributions. Each Partner shall make an initial contribution to the capital of the Partnership, simultaneously with the execution of this Agreement, consisting of: (i) in the case of the Managing General Partner, its interest in the Partnership as of the date hereof, which interest was purchased as of the date hereof from the Second Limited Partner and has the value equal


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to $25,500, and (ii) in the case of the Limited Partner, its interest in the
Partnership as of the date hereof, which interest has the value of $2,524,500.

     2.2. Subsequent Capital Contributions. Any Partner with a deficit balance in his capital account at the time of the liquidation of his interest in the Partnership agrees to contribute to the capital of the Partnership an amount of cash equal to the amount by which zero exceeds such Partner's capital account at such time. Such amount shall be paid to the Partnership by the later of the end of the taxable year in question or 90 days after the date of the Partnership's liquidation and shall be available for payment to the creditors of the Partnership or for distribution to Partners having positive capital account balances.

     2.3. Additional Contributions. No Limited Partner shall be required to make any capital contributions in addition to those called for by Section 2.1 and Section 2.2. No General Partner will be required to contribute any capital or lend any funds to the Partnership except as provided in Sections 2.1 and 2.2 hereof and except as may be required by applicable law or as may be necessary, in the opinion of counsel to the Partnership, in order that the Partnership be classified as a partnership for Federal income tax purposes.

     2.4. Capital Accounts. A single capital account ("Capital Account") shall be maintained for each Partner (regardless of whether such Partner is a General Partner or a Limited Partner or both and regardless of the time or manner in which such interests were acquired) in accordance with the capital accounting rules of Section 704(b) of the Internal Revenue Code (the "Code"). Each Partner's opening Capital Account balance shall be the amount of such Partner's initial Capital Contribution made pursuant to Section 2.1. Thereafter, a Partner's Capital Account shall be credited with (a) such Partner's subsequent cash capital contributions; (b) the agreed value of any property subsequently contributed to the capital of the Partnership by such Partner; (c) such Partner's share of partnership realized and unrealized profits as provided in Article III; and (d) such other amounts as may be required in order for the Capital Account to be considered to be determined and maintained in accordance with the rules of Treas. Reg. Section 1.704-1(b)(2)(iv) (including Treas. Reg. Section 1.704-1(b)(2)(iv)(g)) or any successor section of similar import. A Partner's Capital Account shall be debited with (a) such Partner's share of partnership realized and unrealized losses as provided in Article III, (b) distributions made to such Partner, and
(c) such other amounts as may be required for the Capital Account to be considered to be determined and maintained in accordance with the rules of Treas. Reg. Section 1.704-1(b)(2)(iv) (including Treas. Reg. Section 1.704-1(b)(2)(iv)(g)) or any successor section of similar import.



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                                  ARTICLE III

                                PROFIT AND LOSS

     3.1. Definitions of Net Profit and Net Loss. Profits and losses for a particular Operations Period shall be computed in the same manner as the Partnership reports its income for Federal income tax purposes, except that (i) for purposes of gain, loss, depreciation and otherwise, property shall be considered to have a book value equal to its fair market value as most recently determined pursuant to Section 3.2(c); (ii) income of the Partnership exempt from tax and expenses not deductible for tax purposes under the Code shall be included in the computation; and (iii) unrealized gain or loss shall be taken into account as provided in Section 3.2(c) hereof. The principles of Treas. Reg. Section 1.704-1(b)(4)(i) shall be applied when necessary to prevent duplication or omission of Capital Account adjustments, including without limitation those arising from deemed sales under Section 3.2(c).

     3.2. Allocation of Profits and Losses. (a) The Partnership's net profits and losses for any Operations Period shall be allocated among the Partners as follows: All net profits and losses with respect to the business and assets on the books of the Partnership shall be allocated 1% to the Managing General Partner and 99% to the Limited Partner.

     (b) The Partnership's items of income, gain, loss and deduction shall be allocated for Federal, state and local income tax purposes among the Partners proportionately to the allocation of net profits and losses among the Partners, except that each Partner's distributive share of depreciation, amortization, and gain or loss, as computed for tax purposes, with respect to any property shall be determined so as properly to reflect the varying interests of the Partners in unrealized profit or loss for prior Operations Periods, and otherwise to take into account the variation between the adjusted basis and the book value of the property in the same manner as under Section 704(c) of the Code and the Treasury Regulations thereunder.

     (c) On each Adjustment Date, as defined in Section 3.4, the properties of the Partnership (including in the case of a distribution, any property being distributed) shall be considered to have been sold at fair market value, as determined by the Managing General Partner using its reasonable business judgment. The deemed gain or loss for the Operations Period in question upon such deemed sale shall be allocated in accordance with Section 3.2. The amount of any distribution in kind shall be considered to be the fair market value of the property, as so determined.

     (d) If any interest in the Partnership is transferred during an Operations Period, the net profit or loss attributable to such Partnership Unit for the Operations Period shall be allocated between the transferor and transferee on a monthly basis based on actual monthly profit or loss. For this purpose, (i) if a transfer occurs on or before the 15th day of the month the transferee shall be treated as the owner of the interest for the entire month and (ii) if a transfer occurs after the 15th day of the month the transferor shall be treated as the owner of the interest for the entire month.


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     3.3.  Qualified Income Offset and Related Provisions. Notwithstanding any
other provision:

     (a) Net losses for any Operations Period that would otherwise be allocated to a Limited Partner and which would cause such Limited Partner to have an Adjusted Capital Account Deficit shall instead be allocated to the Managing General Partner.

     (b) If any Limited Partner receives an adjustment, allocation, or distribution described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4), (5), or
(6), items of Partnership gross income shall be specifically allocated to such Limited Partner in an amount and manner sufficient to eliminate any Adjusted Capital Account Deficit created by such adjustments, allocations, or distributions as quickly as possible. The provisions of this Section 3.3(b) are intended to constitute a "qualified income offset" within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(d) and shall be interpreted and implemented as therein provided.

     (c) After satisfaction of any allocations required by Section 3.3(b), net profit for an Operations Period shall be allocated to the Managing General Partner until the Managing General Partner has received allocations of net profit equal in the aggregate to any net losses previously allocated to the Managing General Partner pursuant to Section 3.3(a).

     (d) An "Adjusted Capital Account Deficit" exists with respect to a Limited Partner if the Limited Partner's Capital Account, determined for this purpose by reducing the Capital Account by the items described in Treas. Reg. Section 1.704-1(b)(2)(ii) (d), (4), (5) and (6) and by increasing the Capital Account by the amount described in Treas. Reg. Section 1.704-1(b)(2)(ii)(c) the Partner is obligated to restore, is a negative amount.

     3.4.  Adjustment Date; Operations Period.

     (a) The "Adjustment Dates" of the Partnership shall be the date of dissolution of the Partnership and each other date on which there is a distribution in kind of property of the Partnership, a contribution of money or other property (other than a de minimis amount) to the Partnership by a new or existing Partner as consideration of an interest in the Partnership, or a distribution of money (other than a de minimis amount) by the Partnership to a retiring or continuing Partner as consideration for an interest in the Partnership.

     (b) An "Operations Period" of the Partnership shall be the period beginning on the date hereof, the first day of a fiscal year or an Adjustment Date (as the case may be) and ending on the earlier of the next succeeding Adjustment Date or the last day of a fiscal year.



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                                   ARTICLE IV

                                 DISTRIBUTIONS

     4.1. Distributions Other Than Upon Winding-Up. Realized income of the Partnership determined at the end of each Operations Period, may in the sole discretion of the Managing General Partner be distributed to the Partners proportionately to the allocation of net profits and losses among the Partners. After application of Section 3.2(c), in the discretion of the Managing General Partner, property of the Partnership may be distributed in kind.

     4.2. Distributions Upon Winding-Up. Upon the dissolution and winding up of the Partnership, the assets of the Partnership, after application of Section 3.2(c), shall be distributed in the following order of priority:

     (a) To the payment of the debts and liabilities of the Partnership and the expenses of winding-up, including the establishment of any reserves against liabilities or obligations of the Partnership which the Managing General Partner in its sole discretion shall deem appropriate, such reserves to be charged against the Partners' Capital Accounts according to the allocation of net profits and losses as set forth in Section 3.2, and, prior to payment of such liabilities and obligations, shall be placed in the hands of an escrow agent for such period of time and upon such terms as the Managing General Partner shall determine; and then,

     (b)  To the payment of the Capital Accounts of the Partners; and then,

     (c) To the Partners proportionately to their relative Capital Accounts.

                                   ARTICLE V

                                  WITHDRAWALS

     A Partner may withdraw from the Partnership in whole or in part with the
consent of the remaining Partner or Partners.    A Partner desiring to make a
withdrawal may file a written request with the other Partner or Partners specifying the amount of a proposed withdrawal. Such request shall be filed at least six months prior to the date requested for such withdrawal, which date shall be the last day of a calendar month (the "Withdrawal Date"). If the requested withdrawal is agreed to, the Partners shall also agree to make such adjustments as shall be appropriate to the capital accounts of the Partners and to the interest of the Partners in future profits and losses of the Partnership. The distribution shall consist of cash or such other property as the Partners may agree to, and shall be made as promptly as reasonable under the circumstances.



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                                   ARTICLE VI

                           DISSOLUTION AND WINDING-UP

     6.1. Events Occasioning Dissolution. The Partnership shall dissolve and terminate upon the occurrence of any of the following, whichever shall first occur:

     (a) December 31, 2030.

     (b) The unanimous written consent of all the Partners to dissolve the Partnership.

     (c) The occurrence of an event of withdrawal by the General Partner under
Section 17-402 of the Act unless the Limited Partners (or, if relevant, all remaining Partners) within 90 days after the withdrawal agree to continue the Partnership and agree on the terms of admission of a new General Partner or Partners, if necessary.

     (d) The entry of a decree of judicial dissolution under Section 17-802 of the Act.

     6.2. Winding-Up. The Partnership shall be allowed one year from the date of any event occasioning dissolution for the winding-up of its affairs and shall be allowed such additional time as may be reasonable for the orderly sale of the Partnership's properties.

                                  ARTICLE VII

                                   MANAGEMENT

     7.1. Management by General Partner. The business affairs of the Partnership shall be managed by the Managing General Partner. The Managing General Partner shall have all necessary powers to carry out the purposes of the Partnership.

     7.2. Liabilities of the General Partner; Other Interests. The Managing General Partner and its agents shall not be liable, responsible or accountable in damages or otherwise to the Partnership or to any of the Partners for any acts performed or omitted to be performed in good faith. The Managing General Partner and the Limited Partner may engage in or possess interests in other business ventures of every nature and description, whether or not competitive with the business of the Partnership, independently or with others, and neither the Partnership nor any of its Partners shall, by virtue of this Agreement, have any rights in or to such other ventures or the income or profits derived therefrom.

     7.3. Limited Partner. No person in such person's capacity as a Limited Partner shall take part in the management of the business or affairs of the Partnership or have the right or authority to act for or bind the Partnership. Notwithstanding any provision of this Agreement, no Limited Partner


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shall be liable for any of the losses, debts or liabilities of the Partnership in excess of their respective Capital Contributions, except as otherwise expressly provided by law.

                                  ARTICLE VIII

                       SUBSTITUTION; ADDITIONAL PARTNERS

     8.1. Substituted Limited Partner. The transferee of a Limited Partnership interest shall not be admitted as a substituted Limited Partner unless all of the following conditions have been met:

     (a) The transfer is made pursuant to the written consent of the Managing General Partner, which consent may be given or withheld in the sole discretion of the Managing General Partner;

     (b) There has been filed with the Managing General Partner a written instrument, executed by the transferor, in form and substance satisfactory to the Managing General Partner, transferring to the transferee all or part of the transferor's Partnership interest;

     (c) The transferee has approved and adopted all of the provisions of this Agreement, as the same may have been amended, which approval and adoption may be evidenced in such manner as is required by the Managing General Partner; and

     (d) The transferee has paid or agreed to pay, as the Managing General Partner may determine, all reasonable expenses relating to such admission.

     8.2. Transfers of General Partnership Interest. The transferee of a General Partnership interest may not be admitted as a substituted General Partner without (a) the written consent of all Limited Partners which consent shall be given or withheld in the sole discretion of a Limited Partner and (b) satisfaction of the requirements of Section 8.1 in respect to a transfer of Limited Partnership interest; provided, however, that if the requirements of clause (b), but not clause (a), are met, such General Partnership interest shall be deemed a Limited Partnership interest in the hands of the transferee, and such transferee shall be admitted only as a substituted Limited Partner with respect thereto, and shall not be deemed a General Partner for any purpose but provided further, that no such transfer shall be permitted if the Partnership would have no General Partner serving after the transfer.

     8.3. Additional Partners. Additional Partnership interests may be issued and sold by the Managing General Partner to any person, including but not limited to a natural person, trust, corporation, partnership or other association, for fair market value, as determined by the Managing General Partner, using its reasonable business judgment, and under such terms as deemed advisable by the Managing General Partner, including but not limited to terms relating to the applicability of this Agreement to such additional Partnership interests. Admission of any Partner shall not be a cause of dissolution.


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                                   ARTICLE IX

                                   ACCOUNTING

     9.1. Books and Records. The Managing General Partner shall maintain the general accounts of the Partnership. The books of the Partnership shall be kept on a basis consistent with the provisions of this Agreement and shall be open to the inspection and examination of all Partners, in person or by their duly authorized representatives, at reasonable times. The books of the Partnership shall be maintained using the accrual method of accounting.

     9.2. Fiscal Year. The fiscal year of the Partnership shall be the calendar year.

     9.3. Reports. As soon as practicable after the close of each fiscal year the Partnership shall furnish each Partner with a copy of the Partnership's financial statements for such year and with a statement of such Partner's Capital Account, as reflected on the books of the Partnership. Each Partner shall also be supplied with all information with respect to the Partnership required in connection with the preparation of such Partner's tax returns.

     9.4. Federal Income Tax Elections. All elections required or permitted to be made by the Partnership under the Internal Revenue Code shall be made by the Managing General Partner in such manner as will, in their opinion, be most advantageous to a majority in interest of the Limited Partner.

     9.5. Tax Matters Partner. The Managing General Partner shall from time to time designate a Tax Matters Partners pursuant to Section 6231(a)(7) of the Code. The initial Tax Matters Partner shall be the Managing General Partner.

                                   ARTICLE X

                                 MISCELLANEOUS

     10.1. Decisions by the Partners. Except as otherwise provided by law or in this Agreement, whenever an action is to be taken by the Partnership or whenever this Agreement refers to an action to be taken by the Managing General Partner or the Limited Partner, such action shall be taken with the agreement of a majority in interest of the Partners, the General Partners, or the Limited Partners, as the case may be, then owning interests in the Partnership.

     10.2. Amendments. This Agreement may be amended from time to time upon the written consent of all of the Partners.

     10.3. Notices. All notices to the Partnership or any Partner under this Agreement shall be in writing, duly signed by the party giving such notice, and transmitted postage prepaid by first class certified mail, return receipt requested, to such Partner's address set forth on Schedule A of this


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Agreement, or to any such other address as may hereafter be designated by a
Partner upon giving notice thereof to the Partnership. All notices shall be deemed given when dispatched.

     10.4. No Delivery of Certificates. The Managing General Partner is not required to deliver copies of any Certificate of Limited Partnership or amendment or cancellations thereof to the Limited Partner.

     10.5. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable in the case of agreements made and to be performed entirely therein without regard to the conflict of laws principles thereof.

                                   * * * * *

     IN WITNESS WHEREOF, the parties have hereto have executed this Agreement as of the date first above written.


                                     MANAGING GENERAL PARTNER


                                             MILESTONE FUND MANAGER INC.


                                             By: /s/ Arnold L. Mintz
                                                 __________________________
                                             Name: Arnold L. Mintz
                                             Title:   Executive Vice President



                                     LIMITED PARTNER


                                             MILESTONE INVESTMENT GROUP INC.


                                             By: /s/ Bruce H. Lipnick
                                                 __________________________
                                             Name: Bruce H. Lipnick
                                             Title:   President




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